Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS SECOND QUARTER 2025 RESULTS

Lake Forest, IL, July 23, 2025 – Packaging Corporation of America (NYSE: PKG) today reported second quarter 2025 net income of $242 million, or $2.67 per share, and net income of $224 million, or $2.48 per share, excluding special items. Second quarter net sales were $2.2 billion in 2025 and $2.1 billion in 2024.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended
	June 30,
	2025	2024	Change
Reported Diluted EPS	$2.67	$2.21	$0.46
Special Items (Income)/Expense (1)	(0.19)	—	(0.19)
Diluted EPS excluding Special Items (2) (3)	$2.48	$2.20	$0.28

(1) For descriptions and amounts of our special items, see the schedules with this release.

(2) Diluted EPS excluding Special Items is a non-GAAP financial measure. For information regarding our use of non-GAAP financial measures and descriptions and amounts of our special items, see the schedules with this release.

(3) Amounts may not foot due to rounding.

Reported earnings in the second quarter of 2025 include special items primarily for gains from the sale of real estate in connection with the disposal of corrugated products facilities that were previously closed, partially offset by costs related to the pending Greif containerboard business acquisition.

Excluding special items, the $.28 per share increase in second quarter 2025 earnings compared to the second quarter of 2024 was driven primarily by higher prices and mix in the Packaging segment $.98, lower fiber costs $.13, higher prices and mix in the Paper segment $.04 and lower tax rate $.02. These items were partially offset by higher operating costs ($.30), higher maintenance outage expense ($.21), lower production and export sales volume in the Packaging Segment ($.13), higher depreciation expense ($.10), higher fixed and other expense ($.09), lower volume in the Paper segment ($.02), higher freight expense ($.02) and higher interest expense ($.02).

Results were $.07 above second quarter guidance of $2.41 per share primarily due to lower operating costs and fiber costs.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended
	June 30,
	2025	2024
Segment operating income (loss)
Packaging	$346.3	$279.8
Paper	25.8	26.7
Corporate and Other	(38.4)	(30.5)
	$333.7	$276.0

Segment operating income (loss) excluding special items (1)
Packaging	$321.7	$279.9
Paper	25.8	26.1
Corporate and Other	(36.8)	(30.5)
	$310.7	$275.5

EBITDA excluding special items (1)
Packaging	$452.9	$400.0
Paper	30.3	30.6
Corporate and Other	(32.4)	(26.6)
	$450.8	$404.0

(1) Segment operating income (loss) excluding special items and EBITDA excluding special items are non-GAAP financial measures. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release.

In the Packaging segment, total corrugated products shipments were up 1.7% per day and flat overall compared to the second quarter of 2024, with one additional workday in 2024. Containerboard production was 1,195,000 tons, and containerboard inventory was up 38,000 tons from the end of the second quarter of 2024 and down 17,000 tons compared to the end of the first quarter of 2025. In the Paper segment, sales volume was down 5% from the second quarter of 2024 and 7% compared to the first quarter of 2025.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “We operated very well during the quarter, delivering strong earnings and cash flows as well as higher margins in the Packaging segment. Pricing in the Packaging segment was consistent with expectations as we fully realized our earlier announced price increases. Despite cautious ordering patterns from customers, corrugated products volume was solid and steady throughout the quarter, with per day shipments exceeding the second quarter of 2024 and the first quarter of 2025. As expected, export containerboard sales were lower. We ran our containerboard mills to meet demand and drew down inventory to end at targeted levels. The Paper segment delivered another profitable quarter with strong margin performance, as we realized our earlier price increases. We continued to successfully manage costs across all of our operations, executing our capital projects and efficiency initiatives, which have helped offset inflation.”

“Looking ahead as we move from the second and into the third quarter,” Mr. Kowlzan added, “while our corrugated products customers have remained cautious into July as economic uncertainty persists, we expect higher corrugated shipments, which will drive increased containerboard production. Export containerboard sales will be lower due to the effects of the global trade environment. We will build some containerboard inventory ahead of our fourth quarter maintenance outage at the DeRidder mill. We expect prices and mix in the Packaging segment to be relatively flat. We also expect flat pricing in the Paper segment and expect production and sales to increase with the International Falls mill outage completed in the second quarter and seasonal back-to-school orders. We have no scheduled maintenance outages during the third quarter and expect maintenance outage expense to be lower. Freight costs will be higher with the full effect of rail rate increases at our mills. Operating costs will be near second quarter levels and fiber costs will be slightly lower. Considering these items, we expect third quarter earnings of $2.80 per share, excluding special items. Our guidance does not include any possible impact from the pending acquisition of the Greif containerboard business, which is subject to satisfaction of certain conditions, including regulatory approval.”

We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events. We expect to incur acquisition and integration related costs for our pending acquisition of the Greif containerboard business during the third quarter; however, additional special items may arise due to third quarter events.

PCA is the third largest producer of containerboard products and a leading producer of uncoated freesheet paper in North America. PCA operates eight mills and 85 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. The factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS: (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 2nd Quarter 2025 Earnings Conference Call
Conference ID: Packaging Corporation of America

WHEN:	Thursday, July 24, 2025 at 9:00am Eastern Time

PRE-REGISTRATION:	https://dpregister.com/sreg/10195048/fe1ab3f0a8
OR
CALL-IN NUMBER:	(833) 816-1102 (U.S.); (866) 605-3852 (Canada) or (412) 317-0684 (International)
Dial in by 8:45am Eastern Time

WEBCAST INFO:	www.packagingcorp.com

REBROADCAST DATES:	July 24, 2025 through August 7, 2025

REBROADCAST NUMBERS:	(877) 344-7529 (U.S.); (855) 669-9658 (Canada) or (412) 317-0088 (International)
Passcode: 7135826

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2025		2024		2025		2024
Net sales	$2,171.3		$2,075.3		$4,312.3		$4,054.8
Cost of sales	(1,688.3)	(1)	(1,637.6)		(3,374.5)	(1)	(3,246.7)	(2)
Gross profit	483.0		437.7		937.8		808.1
Selling, general, and administrative expenses	(153.2)		(149.5)		(314.6)		(301.3)
Other income (expense), net	3.9	(1)	(12.2)	(2)	(9.2)	(1)	(34.8)	(2)
Income from operations	333.7		276.0		614.0		472.0
Non-operating pension income	—		1.1		—		2.2
Interest expense, net	(13.1)		(10.4)		(26.0)		(19.9)
Income before taxes	320.6		266.7		588.0		454.3
Provision for income taxes	(79.1)		(67.8)		(142.7)		(108.4)
Net income	$241.5		$198.9		$445.3		$345.9

Earnings per share:
Basic	$2.68		$2.22		$4.95		$3.86
Diluted	$2.67		$2.21		$4.93		$3.84

Computation of diluted earnings per share under the two class method:
Net income	$241.5	$198.9	$445.3	$345.9
Less: Distributed and undistributed income available to participating securities	(1.6)	(1.4)	(3.0)	(2.5)
Net income attributable to PCA shareholders	$239.9	$197.5	$442.3	$343.4
Diluted weighted average shares outstanding	89.7	89.5	89.7	89.5
Diluted earnings per share	$2.67	$2.21	$4.93	$3.84

Supplemental financial information:
Capital spending	$169.7	$245.0	$317.8	$321.7
Cash, cash equivalents, and marketable debt securities	$955.9	$1,172.8	$955.9	$1,172.8

(1)
The three and six months ended June 30, 2025 include the following:

a.
$24.6 million and $18.8 million, respectively, of income related to gains on sales of corrugated products facilities, partially offset by closure costs related to corrugated products facilities. These items were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

b.
$1.6 million of charges related to the announced Greif, Inc. acquisition, which were recorded in “Other expense, net.”

(2)
The three and six months ended June 30, 2024 include the following:

a.
$0.6 million of income and $9.7 million of charges, respectively, related to the announced discontinuation of production of uncoated freesheet paper grades on the No. 3 machine at the Jackson, Alabama mill associated with the permanent conversion of the machine to produce linerboard and other paper-to-containerboard conversion related activities. The costs were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

b.
$0.1 million of charges consisting of closure costs related to corrugated products facilities. For the six months ended June 30, 2024, these charges were completely offset by $0.1 million of income primarily related to a favorable lease buyout for a closed corrugated products facility during the first quarter of 2024. These items were recorded in "Cost of sales" and "Other expense, net", as appropriate.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Segment sales
Packaging	$2,005.9	$1,908.3	$3,976.3	$3,706.5
Paper	145.8	150.1	300.0	313.9
Corporate and Other	19.6	16.9	36.0	34.4
	$2,171.3	$2,075.3	$4,312.3	$4,054.8

Segment operating income (loss)
Packaging	$346.3	$279.8	$624.4	$483.6
Paper	25.8	26.7	61.4	56.4
Corporate and Other	(38.4)	(30.5)	(71.8)	(68.0)
Income from operations	333.7	276.0	614.0	472.0
Non-operating pension income	—	1.1	—	2.2
Interest expense, net	(13.1)	(10.4)	(26.0)	(19.9)
Income before taxes	$320.6	$266.7	$588.0	$454.3

Segment operating income (loss) excluding special items (1)
Packaging	$321.7	$279.9	$605.6	$487.5
Paper	25.8	26.1	61.4	62.2
Corporate and Other	(36.8)	(30.5)	(70.2)	(68.0)
	$310.7	$275.5	$596.8	$481.7

EBITDA excluding special items (1)
Packaging	$452.9	$400.0	$862.1	$726.2
Paper	30.3	30.6	70.5	71.2
Corporate and Other	(32.4)	(26.6)	(60.8)	(60.2)
	$450.8	$404.0	$871.8	$737.2

____________

(1)
Income (loss) from operations excluding special items, segment operating income (loss) excluding special items, earnings before non-operating pension income, interest, income taxes, and depreciation, amortization, and depletion (EBITDA), segment EBITDA, EBITDA excluding special items, and segment EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Packaging
Segment operating income	$346.3	$279.8	$624.4	$483.6
Facilities closure and other (income) costs	(24.6)	0.1	(18.8)	—
Jackson mill conversion-related activities	—	—	—	3.9
Segment operating income excluding special items (1)	$321.7	$279.9	$605.6	$487.5

Paper
Segment operating income	$25.8	$26.7	$61.4	$56.4
Jackson mill conversion-related activities	—	(0.6)	—	5.8
Segment operating income excluding special items (1)	$25.8	$26.1	$61.4	$62.2

Corporate and Other
Segment operating loss	$(38.4)	$(30.5)	$(71.8)	$(68.0)
Acquisition and integration-related costs	1.6	—	1.6	—
Segment operating loss excluding special items (1)	$(36.8)	$(30.5)	$(70.2)	$(68.0)

Income from operations	$333.7	$276.0	$614.0	$472.0

Income from operations, excluding special items (1)	$310.7	$275.5	$596.8	$481.7

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income Excluding Special Items and EPS Excluding Special Items (1)

	Three Months Ended
	June 30,
	2025				2024
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported in accordance with GAAP	$320.6	$(79.1)	$241.5	$2.67	$266.7	$(67.8)	$198.9	$2.21
Special items (2):
Facilities closure and other (income) costs	(24.6)	6.1	(18.5)	(0.20)	0.1	—	0.1	—
Acquisition and integration-related costs	1.6	(0.4)	1.2	0.01	—	—	—	—
Jackson mill conversion-related activities	—	—	—	—	(0.6)	0.2	(0.4)	—
Total special items	(23.0)	5.7	(17.3)	(0.19)	(0.5)	0.2	(0.3)	—
Excluding special items	$297.6	$(73.4)	$224.2	$2.48	$266.2	$(67.6)	$198.6	$ 2.20 (3)

	Six Months Ended
	June 30,
	2025				2024
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported in accordance with GAAP	$588.0	$(142.7)	$445.3	$4.93	$454.3	$(108.4)	$345.9	$3.84
Special items (2):
Facilities closure and other income	(18.8)	4.7	(14.1)	(0.15)	—	—	—	—
Acquisition and integration-related costs	1.6	(0.4)	1.2	0.01	—	—	—	—
Jackson mill conversion-related activities	—	—	—	—	9.7	(2.4)	7.3	0.08
Total special items	(17.2)	4.3	(12.9)	(0.14)	9.7	(2.4)	7.3	0.08
Excluding special items	$570.8	$(138.4)	$432.4	$4.79	$464.0	$(110.8)	$353.2	$3.92

____________

(1)
Net income excluding special items and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.
(2)
Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.
(3)
Amount may not foot due to rounding.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before non-operating pension income, interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income	$241.5	$198.9	$445.3	$345.9
Non-operating pension income	—	(1.1)	—	(2.2)
Interest expense, net	13.1	10.4	26.0	19.9
Provision for income taxes	79.1	67.8	142.7	108.4
Depreciation, amortization, and depletion	140.7	128.5	278.6	256.9
EBITDA (1)	$474.4	$404.5	$892.6	$728.9
Special items:
Facilities closure and other (income) costs	(25.2)	0.1	(22.4)	—
Acquisition and integration-related costs	1.6	—	1.6	—
Jackson mill conversion-related activities	—	(0.6)	—	8.3
EBITDA excluding special items (1)	$450.8	$404.0	$871.8	$737.2

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment operating income (loss) to segment EBITDA and segment EBITDA excluding special items:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Packaging
Segment operating income	$346.3	$279.8	$624.4	$483.6
Depreciation, amortization, and depletion	131.8	120.1	260.1	238.6
EBITDA (1)	478.1	399.9	884.5	722.2
Facilities closure and other (income) costs	(25.2)	0.1	(22.4)	—
Jackson mill conversion-related activities	—	—	—	4.0
EBITDA excluding special items (1)	$452.9	$400.0	$862.1	$726.2

Paper
Segment operating income	$25.8	$26.7	$61.4	$56.4
Depreciation, amortization, and depletion	4.5	4.5	9.1	10.5
EBITDA (1)	30.3	31.2	70.5	66.9
Jackson mill conversion-related activities	—	(0.6)	—	4.3
EBITDA excluding special items (1)	$30.3	$30.6	$70.5	$71.2

Corporate and Other
Segment operating loss	$(38.4)	$(30.5)	$(71.8)	$(68.0)
Depreciation, amortization, and depletion	4.4	3.9	9.4	7.8
EBITDA (1)	(34.0)	(26.6)	(62.4)	(60.2)
Acquisition and integration-related costs	1.6	—	1.6	—
EBITDA excluding special items (1)	$(32.4)	$(26.6)	$(60.8)	$(60.2)

EBITDA excluding special items (1)	$450.8	$404.0	$871.8	$737.2

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.